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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEGON N.V. (Exact name of Registrant as specified in its charter)	AEGON FUNDING COMPANY LLC (Exact name of Registrant as specified in its charter)
Not Applicable (Translation of Registrant's name into English)	Delaware (State or other jurisdiction of incorporation or organization)
The Netherlands (State or other jurisdiction of incorporation or organization)	42-1489646 (I.R.S. Employer Identification No.)
Not Applicable (I.R.S. Employer Identification No.) AEGONplein 50 PO Box 85 2501 CB The Hague The Netherlands +31-70-344-3210 (Address and telephone number of Registrant's principal executive offices)	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 (302) 658-7581 (Address and telephone number of Registrant's principal executive offices)

Craig D. Vermie, Esq.
AEGON USA, LLC
4333 Edgewood Road NE
Cedar Rapids, IA 52499
(319) 355-8511
(Name, address and telephone number of agent for service)

Copy of communications to:

A. Peter Harwich, Esq.
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 610-6300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common shares, euro 0.12 par value(3)

Debt securities(4)

Warrants(5)	Indeterminate(1)	$0(2)

Guarantees(6)

Purchase contracts(7)

Units(8)

(1)
The Registrants, AEGON N.V. and AEGON Funding Company LLC, are registering (i) an indeterminate number of common shares of AEGON N.V., (ii) an indeterminate principal amount of debt securities of AEGON N.V. and AEGON Funding Company LLC, and (iii) an indeterminate number of guarantees for separate consideration, warrants, purchase contracts of AEGON N.V. and AEGON Funding Company LLC, as may from time to time be offered at indeterminate prices. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.

(2)
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

(3)
Includes such indeterminate number of common shares of AEGON N.V. as may be sold from time to time by AEGON N.V., including sales upon the exercise of warrants or delivery upon settlement of purchase contracts. Also includes such indeterminate number of common shares as may be issued from time to time upon conversion or exchange of securities registered hereunder that are convertible or exchangeable into common shares, to the extent any of such securities are, by their terms, convertible or exchangeable for common shares. No separate consideration will be received for common shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities without separate consideration.

(4)
Including such indeterminate number of debt securities as may be sold from time to time by AEGON N.V. or AEGON Funding Company LLC, including sales upon the exercise of warrants or delivery upon settlement of purchase contracts. Also includes such indeterminate number of debt securities as may be issued from time to time upon conversion or exchange of securities registered hereunder that are convertible or exchangeable into common shares, to the extent any of such securities are, by their terms, convertible or exchangeable for common shares. No separate consideration will be received for common shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities without separate consideration. Debt securities issued by AEGON Funding Company LLC will be fully and unconditionally guaranteed by AEGON N.V. No separate consideration will be received from investors for such guarantees.

(5)
Such indeterminate number of warrants as may be sold from time to time by AEGON N.V. or AEGON Funding Company LLC, representing rights to purchase any other securities. Warrants may be sold separately or with any other securities registered hereunder.

(6)
Guarantees registered hereunder may or may not be issued for separate consideration. With respect to guarantees issued in connection with securities of AEGON Funding Company LLC, no separate consideration will be received from investors for such guarantees.

(7)
Includes an indeterminate number of common shares to be issuable by AEGON N.V. upon settlement of purchase contracts.

(8)
Includes an indeterminate number of securities to be sold as units consisting of more than one type of security registered hereunder.

PROSPECTUS

AEGON N.V.
(a Netherlands public company with limited liability)
and
AEGON Funding Company LLC
(a Delaware limited liability company)

        AEGON N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

        AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by AEGON N.V., for sale through this prospectus.

        We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities.

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate before you invest.

        Investing in these securities involves risks. See "Risk Factors" beginning on page 7 of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2010 as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2011.

FORWARD LOOKING STATEMENTS

        The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: aim, believe, estimate, intend, target, may, expect, anticipate, predict, project, counting on, plan, continue, want, forecast, goal, should, would, is confident, will and similar expressions as they relate to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

  •
  changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

  •
  changes in the performance of financial markets, including emerging markets, such as with regard to:

  •
  the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

  •
  the effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in the value of equity and debt securities we hold;

  •
  the frequency and severity of insured loss events;

  •
  changes affecting mortality, morbidity, persistency and other factors that may impact the profitability of our insurance products;

  •
  changes affecting interest rate levels and continuing low or rapidly changing interest rate levels;

  •
  changes affecting currency exchange rates, in particular the euro/U.S. dollar and euro/UK pound exchange rates;

  •
  increasing levels of competition in the Americas, the Netherlands, the United Kingdom and new markets;

  •
  changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;

  •
  regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

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  acts of God, acts of terrorism, acts of war and pandemics;

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  changes in the policies of central banks and/or governments;

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  lowering of one or more of our debt ratings issued by recognized rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

  •
  lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of its insurance subsidiaries and liquidity;

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  litigation or regulatory action that could require us to pay significant damages or change the way we do business;

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  customer responsiveness to both new products and distribution channels;

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  competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products;

  •
  the impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

  •
  our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives;

  •
  our inability to obtain consent from the Dutch Central Bank to repurchase our core capital securities;

  •
  the effect of the European Union's Solvency II requirements and other regulations in other jurisdictions affecting the capital we are required to maintain; and

  •
  our failure to complete the divestment of Transamerica Reinsurance within the expected timeframe or at all.

        Further details of potential risks and uncertainties affecting us are described in our filings with Euronext Amsterdam and the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under "Where You Can Find More Information About Us".

AEGON N.V.

        With roots dating back more than 150 years, AEGON N.V., through its member companies, which we collectively refer to as "AEGON" or the "AEGON Group", is a leading provider of life insurance, pensions and asset management with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol "AGN". Our common shares are also listed on the New York Stock Exchange under the symbol "AEG", and on the London stock exchange. AEGON's established markets are the United States, the Netherlands and the United Kingdom. In addition, AEGON is present in over 20 other markets in the Americas, Europe and Asia, including Canada, Mexico, Brazil, Hungary, Spain, China, Poland, India and a number of other countries with smaller operations. AEGON encourages product innovation and fosters an entrepreneurial spirit within its businesses. New products and services are developed by local business units with a continuous focus on cost control. AEGON uses a multi-brand, multi-channel distribution approach to meet its customers' needs. AEGON faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

        The AEGON Group's core business is life insurance, pensions and asset management. The AEGON Group is also active in accident, supplemental health, general insurance and some limited banking activities. AEGON's headquarters are located at AEGONplein 50, P.O. Box 85, 2501 CB The Hague, the Netherlands (telephone +31-70-344-8305; internet: www.AEGON.com).

AEGON FUNDING COMPANY LLC

        AEGON Funding Company LLC ("AFC") was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of AEGON N.V. and has no subsidiaries of its own.

        AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON. AFC's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus; and

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

  •
  information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

        We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2010;

  •
  Report on Form 6-K furnished to the SEC on April 26, 2011, relating to the divestment of Transamerica Reinsurance;

  •
  Report on Form 6-K furnished to the SEC on May 13, 2011, relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.; and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations
AEGON N.V.
AEGONplein 50
2591 TV The Hague
The Netherlands
Tel: +31-70-344-8305
Tel: 1-877-548-9668 (US toll-free number)
E-mail: ir@aegon.com

        No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

        AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

        Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as adopted by the European Union and International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

        We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

        As used in this prospectus, "dollar", "USD" and "$" refer to the U.S. dollar and "euro," "EUR" and "€" refers to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

ENFORCEMENT OF CIVIL LIABILITIES

        AEGON N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

  •
  to effect service of process within the United States upon AEGON N.V. and our directors and officers located outside the United States;

  •
  to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

  •
  to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

  •
  to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

        The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

        A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the supervisory board or executive board derivatively; that is, in the name of and for the benefit of AEGON N.V. Moreover, under Dutch law, the duties owed by members of the AEGON Supervisory Board and AEGON Executive Board are owed primarily to AEGON N.V., not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. Dutch law does not specifically provide for class action suits, such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors.

USE OF PROCEEDS

        Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS.

Three Months Ended March 31,		Year Ended December 31,
2011	2010	2010	2009	2008	2007	2006
1.4	1.5	1.6	0.7	0.5	1.7	2.0

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges and less dividends on preferred shares and interest on perpetual capital securities. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION OF AEGON N.V.

        The following is a summary of the terms of AEGON N.V.'s share capital, including brief descriptions of provisions contained in AEGON N.V.'s articles of association, as last amended on May 4, 2010. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

        The total authorized share capital of AEGON N.V. consists of 3,000,000,000 common shares, par value EUR 0.12 per share, and 1,000,000,000 preferred shares, par value EUR 0.25 per share, of which 500,000,000 are class A preferred shares and 500,000,000 are class B preferred shares. As of March 31, 2011, 1,909,654,051 common shares, 211,680,000 class A preferred shares and 110,072,000 class B preferred shares were issued. Of the issued common shares, 27,520,071 common shares were held by AEGON N.V. as treasury shares and 1,724,800 common shares were held by its subsidiaries.

        All of our common shares and preferred shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of shares of New York registry (the "New York Shares") hold their common shares in registered form issued by our New York transfer agent on our behalf. New York Shares and shares of Netherlands registry are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in US dollars on shares of New York registry.

        As of March 31, 2011, 200,325,608 common shares were held in the form of New York Shares. As of March 31, 2011, there were approximately 23,000 record holders resident in the United States, of our New York Shares.

        In addition to the common shares and preferred shares described above, AEGON N.V. issued 750 million new non-voting convertible core capital securities to Vereniging AEGON on December 1, 2008. The purchase of these new securities by Vereniging AEGON was funded by the Dutch State and provided us with additional core capital. The new convertible core capital securities are not part of our authorized share capital, although we may seek to exchange the convertible core capital securities into shares of a new class of substantially identical equity securities in the future. For further information, see "Risk Factors—Risks Relating to the Common Shares—The convertible core capital securities issued to Vereniging AEGON may be converted into common shares and dilute existing common shareholders" on page 18 and Item 10C "Material Contracts" of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2010.

Dividends

        Under Dutch law and AEGON N.V.'s articles of association, holders of AEGON N.V. common shares are entitled to dividends paid out of the profits remaining, if any, after the creation of a reserve account. First of all, a fixed dividend is paid on the preferred shares, as described below. The AEGON N.V. Executive Board may determine the dividend payment date and the dividend record date for the common shares, which may vary for the various kinds of registered shares. The AEGON N.V. Executive Board, with the approval of the AEGON N.V. Supervisory Board, may also determine the currency or currencies in which the dividends will be paid.

        AEGON N.V. may make one or more interim distributions to the holders of common shares and/or to the holders of preferred shares, the latter subject to the maximum dividend amount set forth below.

        If and when AEGON N.V. has paid any dividends in the past, it has traditionally paid interim dividends (usually in September) after the release of its six-month results and final dividends (usually in May) upon adoption of the annual accounts at the annual General Meeting of Shareholders.

        On December 1, 2008, Vereniging AEGON purchased 750 million convertible core capital securities from AEGON N.V. with funds provided by the Dutch State of which 187.5 million are currently outstanding. The convertible core capital securities rank pari passu with AEGON N.V.'s common shares and are entitled to a coupon only in the event and to the extent AEGON N.V. elects to pay a dividend on the common shares. AEGON N.V. retains the discretion to set its own dividend policy without regard to the new convertible core capital securities.

        On August 17, 2010, the European Commission determined that the Dutch State aid was compatible with European Union state aid rules. To secure the European Commission's approval, AEGON N.V. agreed with the Dutch Ministry of Finance to amend the terms and conditions for the repayment of the remaining core capital securities. Among other things, these conditions prevent AEGON N.V. from paying dividends on its common shares until it has repurchased all remaining core capital securities. For more detail, see "Risk Factors—Risks Relating to our Business—As a result of the European Commission's approval of the core capital support we received from the Dutch State in 2008, we are subject to certain operational limitations which may have a material adverse effect on our business, results of operations and financial condition" on page 13 of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2010.

        AEGON N.V. aims to pay out a sustainable dividend to allow equity investors to share in its performance, which can grow over time if its performance so allows. After investment in new business to generate organic growth, capital generation in its operating subsidiaries is available for distribution to the holding company, while maintaining a capital and liquidity position in the operating subsidiaries in line with its capital management and liquidity risk policies.

        AEGON N.V. uses the cash flows from the operating subsidiaries to pay holding expenses, including funding costs. The remaining cash flow is available to execute its strategy and to fund dividends on its shares, subject to maintaining the holding company targeted excess capital. Depending on circumstances, future prospects and other considerations, the AEGON N.V. Executive Board may elect to deviate from this target. The AEGON N.V. Executive Board will also take capital position, financial flexibility, leverage ratios and strategic considerations into account when declaring or proposing dividends on common shares.

        Under normal circumstances, AEGON N.V. would expect to declare an interim dividend when announcing its second quarter results and to propose a final dividend at the annual General Meeting of Shareholders for approval. Dividends would normally be paid in cash or stock at the election of the shareholder. The relative value of cash and stock dividends may vary. Stock dividends paid may, subject to capital management and other considerations, be repurchased in order to limit dilution.

        The AEGON N.V. Executive Board currently intends to resume dividend payments on its common shares after the full repurchase of the convertible core capital securities issued to the Dutch State, which AEGON N.V. expects to occur by the end of June 2011. Absent unforeseen circumstances, the AEGON N.V. Executive Board intends to propose a final EUR 0.10 dividend per common share at the Annual General Meeting of Shareholders in 2012 covering the second half of 2011.

        When determining whether to declare or propose a dividend, the AEGON N.V. Executive Board has to balance prudence versus offering an attractive return to shareholders, for example in adverse economic and/or financial market conditions. Also, AEGON N.V.'s operating subsidiaries are subject to local insurance regulations which could restrict dividends to be paid to it. There is no requirement or assurance that AEGON N.V. will declare and pay any dividends.

        AEGON N.V. did not declare or pay a dividend or make a distribution on the common shares in 2009 or 2010.

        Holders of common shares historically have been permitted to elect to receive dividends, if any, in cash or in common shares, except for the final dividend for 2002, as distributed in May 2003, which was made in common shares only. For dividends, which holders may elect to receive in either cash or common shares, the value of the stock alternative may differ slightly from the value of the cash option. AEGON N.V. pays cash dividends on shares of New York registry in US dollars through Citibank, N.A., its NYSE paying agent, based on the foreign exchange reference rate (the rate based on the daily concertation procedure between central banks as published each working day at 14:15 hours by the European Central Bank) on the business day following the announcement of the interim dividend or on the second business day following the shareholder meeting approving the relevant final dividend.

        The annual dividend on AEGON N.V.'s class A and class B preferred shares is calculated on the basis of the paid-in capital on the preferred shares using a rate equal to the European Central Bank's fixed interest percentage for basic refinancing transactions plus 1.75%, as determined on Euronext Amsterdam's first working day of the financial year to which the dividend relates. Apart from this, no other dividend is paid on the preferred shares. This resulted in a rate of 4.25% for the year 2009. Applying this rate to the weighted average paid-in capital of AEGON N.V.'s preferred shares during 2009, the total amount of annual distributions we made in 2010 on AEGON N.V.'s preferred shares for the year 2009 was EUR 90 million. The rate for annual dividends or distributions, if any, on preferred shares to be made in 2011 for the year 2010, as determined on January 4, 2010 is 2.75% and the annual dividends or distributions, if any, on preferred shares for the year 2010, based on the paid-in capital on the preferred shares during 2010 would be EUR 59 million.

Voting Rights and Appointment of AEGON Supervisory and AEGON Executive Boards

        General Meeting of Shareholders.    All holders of AEGON N.V. common shares and preferred shares are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. A holder of AEGON N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting. However, a holder of preferred shares is entitled, instead of casting one vote per preferred share, to cast such number of votes as are equal to the number of preferred shares held multiplied by twenty-five twelfths (25/12), provided that any resulting fraction of a vote is disregarded. AEGON N.V. and Vereniging AEGON have entered into a preferred shares voting rights agreement, pursuant to which Vereniging AEGON has voluntarily waived its right to cast 25/12 votes per class A or class B preferred share. Instead, Vereniging AEGON has agreed to exercise only one vote per preferred share, except in the event of a "special cause," such as the acquisition of a 15% or more interest in AEGON N.V., a tender offer for AEGON N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the AEGON Executive Board and the AEGON Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a "special cause" exists, Vereniging AEGON will notify the general meeting of shareholders and retain its right to exercise the full voting power of 25/12 votes per preferred share for a limited period of six months.

        A general meeting of shareholders is required to be held not later than June 30 of each year. General meetings of shareholders are called by the AEGON Supervisory Board or the AEGON Executive Board and are required to be held in Amsterdam, The Hague, Haarlemmermeer (including Schiphol Airport), Leidschendam, Rijswijk (ZH), Rotterdam or Voorburg, at the choice of the corporate body that calls the meeting. The AEGON Executive Board is authorized to decide that with respect to a general meeting of shareholders, a record date will be applied on the basis of which it shall be determined in accordance with Section 2:119 of the Dutch Civil Code which persons are deemed to be shareholders for the purpose of attending and exercising voting rights at a general meeting of shareholders. Such record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting. Action is taken at general meetings by an absolute majority of the valid votes cast unless a larger majority is explicitly provided by law or by AEGON N.V.'s articles of association.

        AEGON N.V. may not vote shares held by it or its subsidiaries.

        Major Shareholders of AEGON N.V.    As of March 31, 2011, Vereniging AEGON held approximately 9.0% of the common shares and 100% of the preferred shares of AEGON N.V. These holdings give Vereniging AEGON approximately 22.40% of AEGON N.V.'s voting shares. In the event of a "special cause," as describe above, Vereniging AEGON's voting rights will increase to approximately 32.99% for up to six months per "special cause." Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of AEGON N.V. and all of its stockholders, AEGON Group companies, insured parties, employees and other constituencies of the AEGON Group. The table below shows the ownership percentage of Vereniging AEGON as of March 31, 2011.

Title of Class	Number Owned	Percent of Class
Common Shares	171,974,055	9.0%
Preferred A Shares	211,680,000	100.0%
Preferred B Shares	110,072,000	100.0%

        Vereniging AEGON has two administrative bodies: the General Meeting of Members and the Executive Committee. As of the date of this prospectus, the General Meeting of Members consisted of 17 individuals who were elected as members of Vereniging AEGON. The majority of the voting rights is with the 15 members not being employees or former employees of AEGON N.V. or one of the AEGON Group companies, nor current or former members of the AEGON Supervisory Board or the AEGON Executive Board. Those members represent a broad cross-section of Dutch society, and are called elected members. The other two members are both elected by the General Meeting of Members of Vereniging AEGON from among the members of the AEGON Executive Board.

        As of the date of this prospectus, the Executive Committee of Vereniging AEGON consisted of seven members. Five of those members, including the chairman and vice-chairman, are not nor have ever been, related to AEGON N.V. The other two members are also members of the AEGON Executive Board. Resolutions of the Executive Committee, other than with regard to amendment of the articles of association of Vereniging AEGON, require an absolute majority of votes. When a vote in the Executive Committee results in a tie, the General Meeting of Members has the deciding vote. Amendments of the articles of association of Vereniging AEGON require an unanimous proposal from the Executive Committee of Vereniging AEGON (including consent of the two representatives of AEGON N.V.) pursuant to a special procedure. Following an amendment of the articles of association of Vereniging AEGON as effected on September 13, 2005, this special requirement does not apply in the event of a hostile change of control at the general meeting of shareholders of AEGON N.V., in which event Vereniging AEGON may amend its articles of association without the cooperation of AEGON N.V.

        Appointment of the AEGON Supervisory Board and the AEGON Executive Board.    AEGON N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the AEGON Supervisory Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the AEGON Supervisory Board is determined from time to time by the AEGON Supervisory Board but may not consist of less than seven members. Members of the AEGON Executive Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. For more information please see "Item 6. Directors, Senior Management and Employees" of AEGON N.V.'s 2010 Annual Report on Form 20-F.

        Shareholder Proposals.    Shareholders who, alone or jointly, represent at least one percent (1%) of the issued capital or a block of shares, alone or jointly, worth at least fifty million euro (EUR 50,000,000) according to the Official Price List of Euronext Amsterdam N.V. (or any publication taking its place), shall have the right to request of the AEGON Executive Board or the AEGON Supervisory Board that items be placed on the agenda of the general meeting of shareholders. These requests shall be honored by the AEGON Executive Board or the AEGON Supervisory Board under the conditions that (a) important AEGON interests do not dictate otherwise; and (b) the request is received by the chairman of the AEGON Executive Board or the chairman of the AEGON Supervisory Board in writing at least sixty (60) days before the date of the general meeting of shareholders. Dutch law currently provides for the threshold of fifty million euro (EUR 50,000,000). It is expected that the law will be amended and that the threshold will be increased to one hundred million euro (EUR 100,000,000). The articles of association of AEGON N.V. already provide for a threshold of one hundred million euro (EUR 100,000,000), but this higher threshold will not become effective until the expected amendment of Dutch law has become effective.

        Amendment of Articles.    The articles of association of AEGON N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the AEGON Executive Board which proposal must have been approved by the AEGON Supervisory Board.

        Annual Accounts.    The general meeting of the shareholders adopts annually AEGON N.V.'s annual accounts with respect to the previous calendar year.

Liquidation Rights

        In the event of the liquidation of AEGON N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the AEGON Supervisory Board. The AEGON Executive Board is responsible for effecting the liquidation, which is to be overseen by the AEGON Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed first to the holders of preferred shares in the amount of their paid-in capital. The amount left after such payment will be distributed to the holders of AEGON N.V. common shares.

Issuance of Additional Rights

        Shares of AEGON N.V.'s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the AEGON Executive Board if authorized by the shareholders. At the general meeting of shareholders of AEGON N.V. held on May 12, 2011, the AEGON Executive Board was designated, for a period of eighteen months effective May 12, 2011, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to decide upon the issue of shares and to grant rights to acquire shares. The authority granted thereby is limited annually to 10% of the capital, plus 10% of the capital if the issuance or the granting of rights occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year. The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Preemptive Rights

        Except in certain instances prescribed by law, the holders of AEGON N.V. common shares have preemptive rights on a pro rata basis to purchase the number of AEGON N.V. common shares to be issued. Holders of AEGON N.V. preferred shares, as such, have no preemptive rights in respect of any AEGON N.V. common shares.

        Preemptive rights in respect of AEGON N.V. common shares may be restricted or excluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of AEGON N.V. common shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the AEGON Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the AEGON Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that restricts or excludes preemptive rights or that confers this power to the AEGON Executive Board can only be adopted at the proposal of the AEGON Executive Board which is approved by the AEGON Supervisory Board. A resolution of the general meeting to restrict or exclude the preemptive rights or to confer this power to the AEGON Executive Board shall require a majority of not less than two thirds of the votes cast if less than one half of AEGON N.V.'s issued capital is represented at the meeting. If AEGON N.V. makes a rights offering to the holders of AEGON N.V. common shares, the rights of holders of AEGON N.V.'s New York Shares to exercise the rights so offered is subject to a restriction which permits AEGON N.V. to sell such rights in a manner to be determined by the AEGON Executive Board and to remit the cash proceeds of such sale to such holders if the additional AEGON N.V. common shares are not registered under the Securities Act of 1933, as amended (the "Securities Act").

        At the general meeting of shareholders of AEGON N.V. held on May 12, 2011, the AEGON Executive Board was designated, for a period of eighteen months effective May 12, 2011, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to restrict or exclude the preemptive rights of the shareholders with regard to the issuance of common shares or the granting of rights to subscribe for common shares. In respect of the issuance of common shares without preemptive rights, the authority given thereby shall be limited annually to 10% of the capital, plus 10% of the capital if the issuance occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year.

        The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Repurchase by AEGON N.V. of its Own Shares

        Subject to certain restrictions contained in the laws of the Netherlands and AEGON N.V.'s articles of association, the AEGON Executive Board may cause AEGON N.V. to purchase its own fully-paid shares, provided that the total number of AEGON N.V. shares so repurchased, together with shares already held in treasury by AEGON N.V. or held by its subsidiaries, may not exceed, in the aggregate, 50% of the issued capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. In addition, the approval of the AEGON Supervisory Board shall be required for any such acquisition. At the general meeting of shareholders held on May 12, 2011, the shareholders authorized the AEGON Executive Board for a period of eighteen months to acquire shares not to exceed 10% of AEGON N.V.'s total issued capital at a price not higher than 10% above the quoted local market price immediately prior to the acquisition. Preferred shares may only be acquired at a price not higher than 10% above the average paid-in amount on the preferred shares being acquired, to be increased with dividends accrued but not yet paid at the time of the acquisition.

Certificates for Common Stock and their Transfer

        Certificates evidencing AEGON N.V. common shares are issuable, upon a resolution of the AEGON Executive Board, only in registered form. Certificates issued by the New York registrar are printed in the English language. New York Shares may be held by residents as well as non-residents of the Netherlands. Only New York Shares may be traded on the New York Stock Exchange. New York Shares may be transferred by AEGON N.V.'s New York transfer agent by surrendering the New York Share certificate(s) with a completed Stock Power Medallion Guarantee. Upon surrender, AEGON N.V.'s New York transfer agent, will note the transfer of the surrendered New York Shares and issue a New York Share Certificate registered in the name of the new owner. In addition, a shareholder may in accordance with AEGON N.V.'s articles of association, upon the surrender for cancellation of any New York Share certificate(s) previously issued along with the deed of transfer or in a separate instrument completed in full and signed by the shareholder and the New York transfer agent, request the consent of the Executive Board to have the shareholder's name entered in the register of shareholders maintained by AEGON N.V. with respect to the share or shares owned by the shareholder and to receive, in lieu of a certificate, a non-negotiable declaration of registration of such share or shares.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

        The debt securities will be issued by AEGON N.V. or AFC, as the case may be, under an indenture with The Bank of New York Mellon Trust Company, N.A.

        Any debt securities issued by AFC will be guaranteed by AEGON N.V. See "DESCRIPTION OF GUARANTEES" below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

        The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the issuer of the debt securities, AEGON N.V. or AFC;

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  the price of the debt securities offered;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities;

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  the places at which payments of principal and interest are payable;

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  the terms of any optional or mandatory redemption, including the price for the redemption;

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  any sinking fund provisions;

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  the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

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  the terms of any payments that will be payable by reference to any index or formula;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  whether debt securities will be issued as discount securities and the amount of any discount;

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  whether the debt securities will be represented by one or more global securities;

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  whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

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  any terms for the conversion or exchange of the debt securities for other securities of AEGON Group companies or any other entity (including any related cash-out option); and

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  any other terms of the debt securities.

        We have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See "Subordination" below.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under "Taxation in the United States" and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See "DESCRIPTION OF GUARANTEES".

        On March 31, 2011, AEGON N.V. had outstanding EUR 4.645 billion of capital securities, EUR 750 million of convertible core capital securities, EUR 16 million of subordinated debt securities and EUR 1.218 billion of senior debt securities related to insurance activities. AEGON N.V. had no secured debt. AFC had outstanding USD 0.5 billion in aggregate principal amount of senior debt securities and no secured or subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

        Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

        Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Netherlands court would give effect to this provision. However, AEGON N.V. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the laws of the Netherlands or the articles of association of AEGON N.V. on the right of non-residents of the Netherlands to hold the debt securities issued by AEGON N.V.

Form, Exchange and Transfer

        Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the "depositary" for that security. A security will usually have only one depositary, but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

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  DTC;

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  Euroclear;

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  a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

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  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or their representatives), together with other entities, own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in "street name". However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

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  we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

        Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of DTC's direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner's account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the Trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We have been informed that, under DTC's existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Clearstream, Luxembourg has advised us as follows:

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        Euroclear has advised us as follows:

        Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments of Additional Amounts

        The issuer or guarantor will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands, in the case of AEGON N.V., or the United States, in the case of AFC, or any authority in the Netherlands or the United States, as applicable. In the event any Netherlands, in the case of payments by AEGON N.V., or United States, in the case of payments by AFC, taxes or other charges are imposed on payments on any debt security of that series held by you, the issuer or guarantor will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that (a) in the case of payments by AEGON N.V., the amounts with respect to any Netherlands taxes shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and (b) in the case of payments by AFC, the amounts with respect to any United States taxes shall be payable only to holders that are non-U.S. persons not resident in the United States, foreign corporations or certain trusts or estates not subject to taxes, for United States tax purposes, and provided further, that the issuer or guarantor shall not be required to make any payment of any additional amounts on account of:

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  in the case of payments by AEGON N.V., your being a resident of the Netherlands or having some connection with the Netherlands or United States (in the case of Netherlands taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

  •
  in the case of payments by AFC, your being a resident of the United States or having some connection with the United States (in the case of United States taxes) other than the mere holding of the debt security or the receipt of principal, and interest, or any premium on the debt security;

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

  •
  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security;

  •
  in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder's past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

  •
  any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent;

  •
  any withholding or deduction imposed on a payment under any debt security which is required to be made pursuant to a European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

  •
  any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax Redemption

        If the prospectus supplement or, if applicable, the pricing supplement for a particular series of debt securities so provides, the issuer or guarantor may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  amendment to, or change in, the laws of the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or any political subdivision thereof; or

  •
  change in the application or official interpretation of such laws or regulations,

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, the issuer or guarantor become, or will become, obligated to pay any additional amounts as provided above under "Payments of Additional Amounts" and cannot reasonably avoid such obligation.

        Before the issuer or guarantor may redeem debt securities of a particular series as provided above, the issuer or guarantor must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

  •
  an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        The issuer or guarantor will give you at least 30 days', but not more than 60 days', notice before any tax redemption of a series of securities. On the redemption date, the issuer or guarantor will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.

Conversion or Exchange

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

        Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

  (a)
  failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

  (b)
  failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

  (c)
  failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

  (d)
  failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

  (e)
  certain events in bankruptcy, insolvency or reorganization of AEGON N.V. or AFC.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

        Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

  •
  the holder previously gave written notice to the trustee of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

        We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

        The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

  •
  the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

        In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

        Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

        By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

        Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

  •
  security created over any shares in, assets of or securities owned by any subsidiaries that are not principally engaged in the business of life insurance and that do not contribute more than 10% of AEGON's total aggregate consolidated gross premium income as reflected in its most recent annual audited financial statements;

  •
  security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

  •
  security or preference arising by operation of any law;

  •
  security over real property to secure borrowings to finance the purchase or improvement of that real property;

  •
  security over assets existing at the time of the acquisition of those assets; and

  •
  security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of AEGON's total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

        Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

        In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the

U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

        If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

        If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

        Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to AEGON N.V. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of AEGON N.V. or AFC

        We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

  •
  the successor person expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

        We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

        Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

        We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

  •
  the title of the warrants offered;

  •
  the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

  •
  the aggregate number of the warrants;

  •
  the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

  •
  the currency or currencies investors may use to pay for the warrants;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

  •
  the date, if any, from which you may separately transfer the warrants and the related securities;

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires;

  •
  whether we will issue the warrants or the underlying securities in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the maximum or minimum number of warrants which you may exercise at any time;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

  •
  a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

  •
  the identity of the warrant agent; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

        Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

        In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Except in connection with debt securities issued by AFC, which will be issued without separate consideration, guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

        The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of AEGON N.V. and will rank equally with all other unsecured and unsubordinated obligations of AEGON N.V. The guarantees of subordinated debt securities will constitute an unsecured obligation of AEGON N.V. and will be subordinated in right of payment to all senior indebtedness of AEGON N.V. as defined for purposes of each series of subordinated debt securities.

        AEGON N.V. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See "Enforcement of Civil Liabilities".

Other Guarantees

        We may offer guarantees in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

  •
  the title and issuer of the obligations to which the guarantee relates;

  •
  whether and to what extent the obligations under the guarantee are contingent;

  •
  any obligations to which the guarantee may be subordinated;

  •
  to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

  •
  the principal amount of our obligation under the guarantee;

  •
  any limits on assignment of the guarantee;

  •
  any consideration to be received for the guarantee;

  •
  any events of default under the guarantee; and

  •
  any other terms or conditions associated with the guarantee.

        The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

        Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  whether the units will be callable by the issuer;

  •
  any conversion rights, penalties and restrictions;

  •
  any antidilution, mandatory conversion or tax call provisions;

  •
  whether the units will be issued in fully registered or global form; and

  •
  any other terms of the units.

        Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

        The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

        The following summary outlines certain principal Netherlands tax consequences of the acquisition, holding, redemption and disposal of common shares in AEGON N.V. or an interest in debt securities issued by AEGON N.V. and/or AFC, but does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in common shares and/or debt securities.

        This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case as in force as of the date of this prospectus, and does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

        A discussion of any material Netherlands tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities will be included in the related prospectus supplement or pricing supplement.

        For the purposes of this summary we have assumed that AFC is not a resident, nor deemed to be a resident, of the Netherlands for Netherlands tax purposes.

        This summary does not address the Netherlands tax consequences for:

  (A)
  Holders of common shares and/or debt securities holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in AEGON N.V. and holders of common shares and/or debt securities of whom a certain related person holds a substantial interest in AEGON N.V. Generally speaking, a substantial interest in AEGON N.V. arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5% or more of the total issued capital of AEGON N.V. or of 5% or more of the issued capital of a certain class of shares of AEGON N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

  (B)
  Investment institutions (fiscale beleggingsinstellingen);

  (C)
  Pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other entities that are exempt from Netherlands corporate income tax; and

  (D)
  Corporate holders of common shares qualifying for the participation exemption (deelnemingsvrijstelling) and holders of debt securities for whom the benefits from the debt instruments qualify for the participation exemption within the meaning of article 13 of the Netherlands corporate income tax act 1969 (Wet op de vennootschapsbelasting 1969). Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption if it represents an interest of 5% or more of the nominal paid-up share capital.

        A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Netherlands tax consequences of an investment in the common shares or debt instruments.

        Where this summary refers to a holder of common shares and debt securities, such reference is restricted to a holder holding legal title to as well as an economic interest in such common shares and debt securities.

        Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

COMMON SHARES OF AEGON N.V.

Withholding tax

        AEGON N.V. is required to withhold 15% Netherlands dividend tax in respect of dividends paid on the common shares. Under the Dutch Dividend Tax Act of 1965 (Wet op de dividendbelasting 1965), dividends are defined as the proceeds from shares, which include:

  (i)
  proceeds in cash or in kind including direct or indirect distributions of profit;

  (ii)
  liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of the common shares by AEGON N.V. in excess of its average paid-in capital recognized for Netherlands dividend tax purposes, unless a particular statutory exemption applies;

  (iii)
  the par value of common shares issued to a holder of the common shares or an increase of the par value of the common shares, except when the (increase in the) par value of the common shares is funded out of AEGON N.V.'s paid-in capital as recognized for Netherlands dividend tax purposes; and

  (iv)
  partial repayments of paid-in capital for tax purposes, if and to the extent there are qualifying profits (zuivere winst), unless the general meeting of the shareholders of AEGON N.V. has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of association and the paid-in capital is recognized as capital for Netherlands dividend tax purposes.

Residents of the Netherlands

        If a holder is a resident of the Netherlands, Netherlands dividend tax which is withheld will generally be creditable for Netherlands corporate income tax or Netherlands income tax purposes if the holder is the beneficial owner (as described below) thereof.

Non-residents of the Netherlands

        If a holder is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such holder is the beneficial owner (as described below) of the proceeds from the common shares and a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Netherlands dividend tax.

        A refund of the Netherlands dividend tax is available to entities resident in another EU member state and to entities resident in Iceland, Norway and Liechtenstein, provided these entities are not subject to corporate income tax in their country of residence and would not be subject to tax in the Netherlands, if these entities would be tax resident in the Netherlands. This refund is not applicable to entities that have a similar status as Netherlands (exempt) investment institutions.

Beneficial Owner

        A recipient of proceeds from the common shares will not be entitled to any exemption, reduction, refund or credit of Dutch dividend tax if such recipient is not considered to be the beneficial owner of such proceeds. The recipient will not be considered the beneficial owner of these proceeds, if, in connection with such proceeds, the recipient has paid a consideration as part of a series of transactions in respect of which it is likely:

  (a)
  that the proceeds have in whole or in part accumulated, directly or indirectly, to a person or legal entity that would:

  (i)
  as opposed to the recipient paying the consideration, not be entitled to an exemption from dividend tax; or

  (ii)
  in comparison to the recipient paying the consideration, to a lesser extent be entitled to a lower rate or refund of dividend tax; and

  (b)
  that such person or legal entity has, directly or indirectly, retained or acquired an interest in common shares, profit-sharing certificates or loans, comparable to the interest it had in similar instruments prior to the series of transactions being initiated.

Reduction of Netherlands Withholding Tax upon Redistribution of Foreign Dividends

        Provided certain conditions are met, AEGON N.V. may apply a reduction of the withholding tax imposed on certain qualifying dividends distributed by AEGON N.V., if AEGON N.V. has itself received dividends from certain qualifying non-Netherlands subsidiaries, which dividends were subject to withholding tax upon distribution to AEGON N.V. The reduction of the Netherlands withholding tax imposed on these dividends that are distributed by AEGON N.V., is equal to the lesser of:

  (i)
  3% of the amount of the dividends distributed by AEGON N.V. that are subject to withholding tax; and

  (ii)
  3% of the gross amount of the dividends received during a certain period from the qualifying non-Netherlands subsidiaries.

        The reduction is applied to the Netherlands dividend tax that AEGON N.V. must pay over to the Dutch tax authorities and not to the amount of the Dutch dividend tax that AEGON N.V. must withhold.

Corporate and Individual Income Tax

Residents of the Netherlands

        If a holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of an enterprise to which the common shares are attributable, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are generally taxable in the Netherlands (at up to a maximum rate of 25%).

        If an individual holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the common shares and gains realized upon the redemption or disposal of the common shares are taxable at the progressive rates (at up to a maximum rate of 52%) under the Netherlands income tax act 2001 (Wet inkomstenbelasting 2001), if:

  (i)
  the holder is an entrepreneur (ondernemer) and has an enterprise to which the common shares are attributable or the holder has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the common shares are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the holder of the common shares, taxable income with regard to the common shares must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. As of January 1, 2011, this deemed return on income from savings and investments has been fixed at a rate of 4% of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year, insofar as the individual's yield basis exceeds a certain threshold. The individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the common shares less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the common shares will be included as an asset in the individual's yield basis. The 4% deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

        If a holder is not a resident nor is deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not liable to Dutch income tax in respect of income derived from the common shares and gains realized upon the redemption or disposal of the common shares, unless:

  (i)
  the holder is not an individual and such holder (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the common shares are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

    This income is subject to Netherlands corporate income tax at up to a maximum rate of 25%.

  (ii)
  the holder is an individual and such holder (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the common shares are attributable, or (2) realizes income or gains with respect to the common shares that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands with respect to the common shares which exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

    Income derived from the common shares as specified under (1) and (2) by an individual is subject to individual income tax at up to a maximum rate of 52%. Income derived from a share in the profits as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under "Residents of the Netherlands"). The fair market value of the share in the profits of the enterprise (which includes the common shares) will be part of the individual's Netherlands yield basis.

Gift and Inheritance Tax

        Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of the common shares by way of gift by, or on the death of, a holder of the common shares, unless:

            (i)  the holder of the common shares is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

           (ii)  the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the common shares or in respect of a cash payment made under the common shares, or in respect of a transfer of common shares.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the common shares.

DEBT SECURITIES OF AEGON N.V. AND AFC

Withholding tax

        All payments made by AEGON N.V. under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, provided that the debt securities do not in fact function as equity of AEGON N.V. within the meaning of article 10, paragraph 1, under d of the Netherlands corporate income tax act 1969 (Wet op de vennootschapsbelasting 1969).

        All payments made by AFC under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and individual income tax

Residents of the Netherlands

        If a holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of an enterprise to which the debt securities are attributable, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are generally taxable in the Netherlands (at up to a maximum rate of 25%).

        If an individual holder is a resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are taxable at the progressive rates (at up to a maximum rate of 52%) under the Netherlands income tax act 2001 (Wet inkomstenbelasting 2001), if:

  (i)
  the holder is an entrepreneur (ondernemer) and has an enterprise to which the debt securities are attributable or the holder has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the debt securities are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the holder of the debt securities, taxable income with regard to the debt securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. As of January 1, 2011, this deemed return on income from savings and investments has been fixed at a rate of 4% of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year, insofar as the individual's yield basis exceeds a certain threshold. The individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the debt securities less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the debt securities will be included as an asset in the individual's yield basis. The 4% deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

        If a holder is not a resident nor is deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not liable to Dutch income tax in respect of income derived from the debt securities and gains realized upon the settlement, redemption or disposal of the debt securities, unless:

  (i)
  the holder is not an individual and such holder (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

    This income is subject to Netherlands corporate income tax at up to a maximum rate of 25%.

  (ii)
  the holder is an individual and such holder (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) realizes income or gains with respect to the debt securities that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which activities include the performance of activities in the Netherlands with respect to the debt securities which exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

    Income derived from the debt securities as specified under (1) and (2) is subject to individual income tax at up to a maximum rate of 52%. Income derived from a share in the profits as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under "Residents of the Netherlands"). The fair market value of the share in the profits of the enterprise (which includes the debt instruments) will be part of the individual's Netherlands yield basis.

Gift and Inheritance taxes

        Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a debt securities by way of gift by, or on the death of, a holder of debt securities, unless:

  (i)
  the holder of a debt security is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

  (ii)
  the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the debt securities or in respect of the cash payment made under the debt securities, or in respect of a transfer of debt securities.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the debt securities.

EU Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

        The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

TAXATION IN THE UNITED STATES

        This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. federal income tax law and describes certain material U.S. federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the securities. This section does not address tax considerations applicable to a holder of securities that may be subject to special tax rules including, without limitation, the following:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders in securities or currencies;

  •
  tax-exempt entities;

  •
  regulated investment companies;

  •
  persons that will hold the securities as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes;

  •
  persons who hold the securities through partnerships or other pass-through entities;

  •
  holders that own (or are deemed to own) 10% or more of the voting shares of the relevant issuer or guarantor; and

  •
  holders that have a "functional currency" other than the U.S. dollar.

        Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of securities.

        This discussion does not cover every type of security, such as warrants, units or purchase contracts, that may be issued under this prospectus. If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

        This section is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations (the "Treasury regulations") and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities.

        For the purposes of this section, a "U.S. holder" is a beneficial owner of securities that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A "non-U.S. holder" is a beneficial owner of securities that is not a U.S. holder.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        This discussion assumes that AEGON N.V. is not, and will not become a passive foreign investment company (a "PFIC"), as discussed below under "Passive Foreign Investment Company Considerations."

Common Shares of AEGON N.V.

        Distributions.    The gross amount of any distribution (including any amounts withheld in respect of Netherlands withholding tax) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of AEGON N.V.'s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. AEGON N.V. does not maintain calculations of its earnings and profits under U.S. federal income tax principles. If AEGON N.V. does not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

        Certain dividends received by noncorporate U.S. holders in taxable years beginning before January 1, 2013, generally will be subject to a maximum income tax rate of 15%. This reduced income tax rate is only applicable to dividends paid by "qualified corporations" and only with respect to shares held by certain noncorporate U.S. holders for a minimum holding period (generally, 61 days during the 120-day period beginning 60 days before the ex-dividend date). AEGON N.V. believes it will be considered a qualified corporation for this purpose. Accordingly, dividends paid by AEGON N.V. to individual U.S. holders on shares held for the minimum holding period will generally be eligible for a reduced income tax rate. Under recently enacted legislation, the reduced rates applicable to "qualified dividend income" are scheduled to expire on December 31, 2012, unless further extended by Congress. Each prospective noncorporate U.S. investor should consult its own tax advisor regarding the availability of the reduced rate.

        The U.S. Department of the Treasury (the "U.S. Treasury"), has announced its intention to promulgate rules pursuant to which holders of shares and intermediaries through whom such shares are held will be permitted to rely on certifications from issuers to establish that dividends are qualified dividends eligible for the preferential rates discussed above. Because such procedures have not yet been issued, it is not clear whether AEGON N.V. will be able to comply with the procedures. AEGON N.V. will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the U.S. Internal Revenue Service (the

"IRS"), or the U.S. Treasury may promulgate to the extent AEGON N.V. is reasonably able to do so without material cost.

        The amount of any distribution paid in a currency other than U.S. dollars (a "foreign currency") including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as ordinary income or loss.

        Dividends received by a U.S. holder with respect to common shares will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Netherlands income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes, if any, imposed on a dividend. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        In general, upon making a distribution to shareholders, AEGON N.V. is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder's foreign tax deduction or credit as described above. The Netherlands dividend withholding tax may not be creditable against a U.S. holder's U.S. federal income tax liability, however, to the extent that AEGON N.V. is allowed to reduce the amount of dividend withholding tax paid to the Netherlands tax authorities by crediting withholding tax imposed on certain dividends paid to AEGON N.V. Currently, AEGON N.V. may, with respect to dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by AEGON N.V. up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that AEGON N.V. is required to pay to the Netherlands taxing authorities but does not reduce the amount of tax AEGON N.V. is required to withhold from dividends paid to U.S. holders. For more detail, see "Taxation in the Netherlands—Common Shares of AEGON N.V.—Withholding tax—Reduction of Netherlands Withholding Tax upon Redistribution of Foreign Dividends" above. In these circumstances, it is likely that the portion of taxes that AEGON N.V. is not required to pay to the Netherlands tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisers regarding the general creditability or deductibility of Netherlands withholding taxes.

        A distribution of additional common shares to U.S. holders with respect to their common shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax unless U.S. holders can elect that the distribution be payable in either additional common shares or cash. AEGON N.V. expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional common shares to U.S. holders with respect to their common shares where U.S. holders may elect that distribution be payable in additional common shares or cash will be taxable under the rules described above.

        Sale or Other Disposition of Shares.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those common shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the common shares for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder receives foreign currency upon a sale or exchange of common shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

        Passive Foreign Investment Company Considerations.    A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, AEGON N.V. must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on AEGON N.V.'s estimated gross income, the average value of AEGON N.V.'s gross assets and the nature of AEGON N.V.'s active insurance business, AEGON N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. AEGON N.V.'s status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that AEGON N.V. will not be considered a PFIC for any future taxable year. If AEGON N.V. were treated as a PFIC in any year during which a U.S. holder owns common shares, certain adverse tax consequences could apply. Investors should consult their own tax advisors with respect to any PFIC considerations.

Debt Securities of AEGON N.V. and AFC

        Interest.    Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under "Original Issue Discount"), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder's method of accounting for U.S. federal income tax purposes.

        A U.S. holder utilizing the cash method of accounting for U.S. federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

        If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the IRS.

        A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

        Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

        Interest on the debt securities issued by AEGON N.V. received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Original Issue Discount.    A debt security, other than a debt security with a term of one year or less (a "short-term note"), will be treated as issued at an original issue discount ("OID", and a debt security issued with OID, a "discount note") for U.S. federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than "qualified stated interest" payments (as defined below), over the issue price of the debt security is more than a "de minimis amount" (as defined below). "Qualified stated interest" is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

        In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the "stated redemption price at maturity") over its issue price is less than 0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis OID" and the debt security is not a discount note. Unless the election described below under "Election to Treat All Interest as OID" is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

        A U.S. holder will be required to include OID on a discount note in income for U.S. federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder's method of accounting for U.S. federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors should consult their own tax advisors to determine the U.S. federal income tax implications of the constant-yield method and regarding the accrual of OID generally.

        OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under "Interest" above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

        OID on a discount note issued by AEGON N.V. will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Acquisition Premium.    A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under "Election to Treat All Interest as OID" will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. federal income tax implications of acquisition premium.

        Market Discount.    A debt security, other than a short-term note, will be treated as purchased at a market discount (a "market discount note") if the debt security's stated redemption price at maturity or, in the case of a discount note, the debt security's "revised issue price", exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes "de minimis market discount" and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the "revised issue price" of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

        Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

        Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

        Election to Treat All Interest as OID.    A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method as described under the heading "Original Issue Discount", with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

        If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt Securities Subject to Redemption

        Certain of the debt securities (1) may be redeemable at the option of the relevant issuer prior to their maturity (a "call option") and/or (2) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-Term Notes

        Short-term notes will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant-yield method (based on daily compounding).

Debt Securities Purchased at a Premium

        A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder's income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, Exchange or Retirement of the Debt Securities

        A U.S. holder's tax basis in a debt security will generally equal its "U.S. dollar cost", increased by the amount of any OID or market discount included in the U.S. holder's income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder's income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The "U.S. dollar cost" of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

        Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under "Original Issue Discount". Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

        Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Payments by Guarantor

        A payment on guaranteed debt securities made by AEGON N.V. generally will be treated in the same manner as if made directly by the issuer.

Special Categories of Debt Securities of AEGON N.V. and AFC

        Additional tax rules may apply to other categories of debt securities of AEGON N.V. and AFC. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

  •
  debt securities that are convertible into common shares of AEGON N.V.;

  •
  debt securities that are issued in bearer form;

  •
  debt securities with contingent payments;

  •
  debt securities with variable rate payments;

  •
  indexed debt securities where payments will be payable by reference to any index or formula;

  •
  debt securities that are perpetual in maturity;

  •
  debt securities that are callable by the issuer before their maturity, other than typical calls at a premium; and

  •
  debt securities that are extendable at the option of the issuer or the holder.

Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of dividends, interest, OID, and to sale or redemption proceeds to U.S. holders made within the United States or through certain U.S. related financial intermediaries. AEGON, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder's taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders are not subject to the backup withholding and information reporting requirements.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally may be claimed as a credit against such holder's U.S. federal income tax liability provided that the required information is furnished to the IRS. Recently enacted legislation may require individual U.S. holders to report to the IRS certain information with respect to their beneficial ownership of certain foreign financial assets, such as the securities, if the aggregate value of such assets exceeds $50,000 and the assets are not held through a financial institution. U.S. holders who fail to report required information could be subject to substantial penalties.

        Prospective investors are urged to consult their own tax advisors as to the application of the information reporting rules to their particular circumstances, including any qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Withholding Taxes

        Generally, payments of principal and interest, including OID, on the guaranteed debt securities issued by AEGON N.V. will not be subject to U.S. withholding taxes. The same rules will generally apply to payments of additional amounts and payments made by a guarantor on a guaranteed debt security issued by AEGON N.V. However, if you hold guaranteed debt securities issued by AFC, for the exemption from U.S. withholding taxes to apply to you, you must meet one of the following requirements:

  •
  You provide your name, address, and a signed statement that you are the beneficial owner of the guaranteed debt security and are not a U.S. holder. This statement is generally made on U.S. IRS Form W-8BEN and is provided to the bank, broker, or other intermediary through which you hold your debt securities;

  •
  You hold the debt securities directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

  •
  You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on U.S. IRS Form W-8BEN. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

  •
  You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. and is not exempt from U.S. tax under a tax treaty. This claim is generally made on U.S. IRS Form W-8ECI.

        You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

  •
  The person receiving the application form has actual knowledge that the statements on the form are false;

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

  •
  An intermediary through which you hold the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary evidence concerning your status) to the withholding agent for the debt securities. However, if you hold your debt securities through a qualified intermediary, or if there is a qualified intermediary in the chain of title between you and the withholding agent for the debt securities, the qualified intermediary will not generally be required to forward this information to the withholding agent.

        Even if you comply with these conditions, U.S. withholding taxes might arise on guaranteed debt securities issued by AFC if the amount of interest is based on the earnings or other attributes of AFC, as the case may be, or a related party. If this exception applies, additional information will be provided in the prospectus supplement.

Sale, Exchange or Retirement of Securities

        If you sell, exchange or redeem common shares or debt securities, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

  •
  the gain is connected with a trade or business that you conduct in the United States;

  •
  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied; or

  •
  the gain represents accrued interest or OID, in which case the rules for interest or OID would apply.

U.S. Trade or Business

        If you hold your securities in connection with a trade or business that you are conducting in the United States, any interest or dividend on the securities and any gain from disposing the securities generally will be subject to income tax as if you were a U.S. holder, and if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the securities. The branch profits tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

        United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

        Non-U.S. holders that provide the required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, dividends and sales proceeds a non-U.S. holder receives through a broker may be subject to information reporting and backup withholding if the non-U.S. holder is not eligible for an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the application of the information reporting and backup withholding rules.

        PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING, SELLING AND REDEEMING SECURITIES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") prohibit such employee benefit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving assets of such Plans with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan (collectively, "Parties in Interest"). A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a Plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code ("Similar Laws").

        We and certain of our subsidiaries may be a Party in Interest with respect to a Plan if, for example, we or a subsidiary provides services to the Plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the Plan. In particular, the fiduciary of the Plan should consider whether exemptive relief from the prohibited transaction provisions of ERISA and the Code is available under an applicable regulatory or administrative exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither AEGON N.V. nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). In addition, the U.S. Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for certain transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank collective investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

        Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with "plan assets" of any Plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under the service provider exemption, Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Laws. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code. The sale of any securities offered hereby to a Plan subject to ERISA or the Code or any Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to purchasers.

        The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary's indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the AEGON Group in the ordinary course of business.

        The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the purchase price of, or consideration payable for, the securities;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or other underwriters' compensation;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any other information we think is important.

Sales through Underwriters or Dealers

        If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

        We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

        We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

        We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

        Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

        Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. and AFC by Allen & Overy LLP, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. by Allen & Overy LLP, Amsterdam, The Netherlands.

EXPERTS

        Ernst & Young Accountants LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 20-F for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        AEGON maintains insurance to indemnify members of the AEGON Executive and Supervisory Boards and officers of AEGON. The concept of indemnification of directors of a company from liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands and sometimes is provided for in the company's articles of association. Although the laws of The Netherlands do not contain any provisions in this respect, Article 28A.1 of the articles of association of AEGON N.V. does provide that AEGON N.V. will indemnify each current and former member of the AEGON Executive and Supervisory Boards against any and all liabilities, claims, judgments, fines and penalties incurred by such persons as a result of any action, investigation or other proceeding in relation to acts or omissions related to their capacity as an indemnified person, to the extent permitted by law and subject to certain limitations. AEGON N.V. has also contractually agreed to indemnify members of the AEGON Executive and Supervisory Boards and officers of AEGON N.V. The limited liability company agreement of AFC provides for indemnification of present and former officers and directors and any other representatives of AFC for actions taken at the request of AFC. Indemnification is to be made to the fullest extent legally permissible under and pursuant to any procedure specified by law against all expenses, liabilities and losses reasonably incurred or suffered by such persons in connection with those actions.

        Any underwriter will agree, severally, to indemnify the directors of AEGON N.V. and AFC and their officers who sign this Registration Statement from and against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which such persons may be required to make in respect thereof, based on information supplied by such underwriter for use herein and in any prospectus supplement.

Item 9.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)
4.1	Articles of Association of AEGON N.V., as amended and restated May 4, 2010(2)
4.2	Amendment of the 1983 Merger Agreement among AEGON and Vereniging AEGON(3)
4.3	Preferred Shares Voting Rights Agreement(4)
4.4	Specimen Share Certificate(5)
4.5	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee(6)
4.6	Form of Guarantee (included in Exhibit 4.5)
4.7	Form of Warrant Agreement(7)
4.8	Form of Purchase Contract Agreement(8)
4.9	Form of Unit Agreement(9)
5.1	Opinion of Allen & Overy, New York, New York
5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands
8.1	Tax Opinion of Allen & Overy, New York, New York

Exhibit Number	Description
23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1 and Exhibit 8.1)
23.2	Consent of Allen & Overy, Amsterdam, the Netherlands (included in Exhibit 5.2)
23.3	Consent of Ernst & Young Accountants, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939 on Form T-1

(1)
Incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

(2)
Incorporated by reference to Form 6-K furnished to the SEC on May 18, 2011.

(3)
Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.

(4)
Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.

(5)
Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.

(6)
Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.

(7)
Incorporated by reference to Exhibit 4.12 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

(8)
Incorporated by reference to Exhibit 4.13 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

(9)
Incorporated by reference to Exhibit 4.14 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

Item 10.    Undertakings

(a)
The undersigned Registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by AEGON N.V. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  In the case of AEGON N.V., to file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that AEGON N.V. includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this subparagraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by AEGON N.V. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3)shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date;

  (6)
  That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)
The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of AEGON N.V.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, AEGON N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands, on this 14th day of June, 2011.

AEGON N.V.
By:	/s/ A.R. WYNAENDTS
	Name:	A.R. Wynaendts
	Title:	Chief Executive Officer and Chairman of the Executive Board

        The officers and directors of AEGON N.V. whose signatures appear below hereby constitute and appoint E. Lagendijk and C.M. Van Katwijk, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who comprise a majority of the Executive and Supervisory Boards) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A.R. WYNAENDTS A.R. WYNAENDTS	Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)	June 14, 2011
/s/ J.J. NOOITGEDAGT J.J. NOOITGEDAGT	Member of the Executive Board and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2011
/s/ R.J. ROUTS R.J. ROUTS	Chairman of the Supervisory Board	June 14, 2011
/s/ I.W. BAILEY, II I.W. BAILEY, II	Vice-Chairman of the Supervisory Board	June 14, 2011

Signature	Title	Date

/s/ A. BURGMANS A. BURGMANS	Supervisory Board Member	June 14, 2011
/s/ A.W.H. DOCTERS VAN LEEUWEN A.W.H. DOCTERS VAN LEEUWEN	Supervisory Board Member	June 14, 2011
/s/ S. LEVY S. LEVY	Supervisory Board Member	June 14, 2011
/s/ K.M.H. PEIJS K.M.H. PEIJS	Supervisory Board Member	June 14, 2011
/s/ K.J. STORM K.J. STORM	Supervisory Board Member	June 14, 2011
/s/ B. VAN DER VEER B. VAN DER VEER	Supervisory Board Member	June 14, 2011
/s/ L.M. VAN WIJK L.M. VAN WIJK	Supervisory Board Member	June 14, 2011
/s/ D.P.M. VERBEEK D.P.M. VERBEEK	Supervisory Board Member	June 14, 2011
/s/ C.D. VERMIE C.D. VERMIE	Authorized U.S. Representative	June 14, 2011

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, AEGON Funding Company LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 14th day of June, 2011.

AEGON FUNDING COMPANY LLC.
By:	/s/ C.M. VAN KATWIJK
	Name:	C.M. Van Katwijk
	Title:	President

        The officers and directors of AEGON Funding Company LLC whose signatures appear below hereby constitute and appoint E. Lagendijk and C.M. Van Katwijk, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C.M. VAN KATWIJK C.M. VAN KATWIJK	President (Principal Executive Officer)	June 14, 2011
/s/ K.R. WRIGHT K.R. WRIGHT	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2011
/s/ C.D. VERMIE C.D. VERMIE	Secretary	June 14, 2011

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)
4.1	Articles of Association of AEGON N.V., as amended and restated May 4, 2010(2)
4.2	Amendment of the 1983 Merger Agreement among AEGON and Vereniging AEGON(3)
4.3	Preferred Shares Voting Rights Agreement(4)
4.4	Specimen Share Certificate(5)
4.5	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee(6)
4.6	Form of Guarantee(included in Exhibit 4.5)
4.7	Form of Warrant Agreement(7)
4.8	Form of Purchase Contract Agreement(8)
4.9	Form of Unit Agreement(9)
5.1	Opinion of Allen & Overy, New York, New York
5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands
8.1	Tax Opinion of Allen & Overy, New York, New York
23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1 and Exhibit 8.1)
23.2	Consent of Allen & Overy, Amsterdam, the Netherlands (included in Exhibit 5.2)
23.3	Consent of Ernst & Young Accountants, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939 on Form T-1

(1)
Incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

(2)
Incorporated by reference to Form 6-K furnished to the SEC on May 18, 2011.

(3)
Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.

(4)
Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.

(5)
Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.

(6)
Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.

(7)
Incorporated by reference to Exhibit 4.12 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

(8)
Incorporated by reference to Exhibit 4.13 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.

(9)
Incorporated by reference to Exhibit 4.14 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.